EXHIBIT 99.1

Appalachian Bancshares Hires Industry Veteran Danny Jett as Interim COO

ELLIJAY, Ga., Nov. 18, 2009 – Appalachian Bancshares, Inc. (PINKSHEETS: APAB), holding company for Appalachian Community Bank, Appalachian Community Bank, F.S.B., and Appalachian Real Estate Holdings, announced today that Danny Jett will serve as its interim chief operating officer.

Mr. Jett, age 59, a financial services industry veteran, will serve as interim chief operating officer of the bank and will manage day-to-day operations of the company, its branch banks and its federally chartered thrift. Mr. Jett previously served as executive in charge of operations, technology and administration for Georgian Bank, which was recently acquired by First Citizens Bank. Before joining Georgian Bank, he served as president and CEO of EastPoint Technologies, LLC, a national banking software and service provider.

Prior to EastPoint, he served as executive vice president of Decatur Federal Bank, a $3.5 billion Atlanta-based financial institution that was acquired by First Union Corporation. For more than 10 years, he served as managing partner for Atlanta-based Integration Solutions Group, LLC, a financial institution consulting company focused on technology solutions, vendor selection and vendor management for community banks throughout the country. Mr. Jett’s experience also includes a stint at super-regional NCNB (now Bank of America), where he was responsible for various operations in the Southeast, as well as operations of an overseas brokerage house. He earned an undergraduate degree at the University of West Georgia and a law degree from the John Marshall Law School in Atlanta.

The bank also announced three bank officers have been placed on administrative leave, pending an internal evaluation by the bank’s board of directors. The evaluations pertain to certain specific policy and compliance issues dealing with foreclosed properties, which do not materially impact the fundamental safety or soundness of the bank. The officers on administrative leave include Tracy Newton, CEO and board member; Adam Teague, chief credit officer; and Rusty Beamon, real estate owned officer.

“Appalachian Bancshares has a strong management team of branch managers and executive leaders. Our board remains engaged and will continue to provide guidance and oversight to bank officers,” said J. Ronald Knight, chairman of the board. “We are pleased to add someone of Mr. Jett’s expertise to that group. We intend to proceed through this evaluation in a thorough and deliberate manner, while moving the bank forward with strong leadership.”

About Appalachian Bancshares, Inc.

The Company is based in Ellijay, Ga., and is the holding company of Appalachian Community Bank, a Georgia state-chartered bank, Appalachian Community Bank, F.S.B., a federally-chartered thrift and Appalachian Real Estate. The Company, through Appalachian Community Bank (which also operates in Gilmer County, Ga., under the trade name of Gilmer County Bank) and Appalachian Community Bank, F.S.B., provides a full range of community banking services to individuals and small and medium-sized

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businesses through its thirteen banking offices, located in Ellijay, East Ellijay, Blue Ridge, Blairsville, Chatsworth, Dawsonville, McCaysville, Dahlonega and Dalton, Ga., and in Ducktown, Tenn., and Murphy, N.C. For more information, please visit the Company’s Web site at www.apab.com.

Certain statements in this news release contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to future plans and expectations, and are thus prospective. These forward-looking statements are subject to risks and uncertainties, including, but not limited to, economic conditions, competition, interest rate sensitivity and exposure to regulatory and legislative changes, and other risks and uncertainties described in our company’s filings with the Securities and Exchange Commission. Although we believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove to be inaccurate. Therefore, we can give no assurance that the results contemplated in the forward-looking statements will be realized. The inclusion of this forward-looking information should not be construed as a representation by our company or any person that the future events, plans, or expectations contemplated by our company will be achieved. We undertake no obligation to update publicly or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Contact:	Danny Jett, interim COO
Appalachian Bancshares, Inc.
706-276-8307
DWJett@apab.com